                                   SCHEDULE A

Payments under the Agreement to CMS shall be made in the first two weeks of the month following the month in which a service is rendered or an expense incurred.

Each Fund shall pay to CMS for the services to be provided by CMS under the Agreement an amount equal to the sum of the following:

     1.   A per account fee as agreed to from time to time by the Fund and CMS;
          PLUS

     2. The Fund's Allocated Share of CMS Reimbursable Out-of-Pocket Expenses; PLUS

     3.   Sub-Transfer Agency Fees.

In addition, CMS shall be entitled to retain as additional compensation for its services all CMS revenues for fees for wire, telephone, and redemption orders, IRA trustee agent fees and account transcripts due CMS from shareholders of the Fund and interest (net of bank charges) earned with respect to balances in the accounts referred to in paragraph 7 of the Agreement.

All determinations hereunder shall be in accordance with generally accepted accounting principles and subject to audit by the Funds' independent accountants.

Definitions

     "Allocated Share" for any month means that percentage of CMS Reimbursable Out-of-Pocket Expenses which would be allocated to a Fund for such month in accordance with the methodology described below under the heading "Methodology of Allocating CMS Reimbursable Out-of-Pocket Expenses."

     "CMS Reimbursable Out-of-Pocket Expenses" means (i) out-of-pocket expenses incurred on behalf of the Funds by CMS for stationery, forms, postage and similar items and those expenses identified as "Out-of-Pocket Expenses" below and (ii) networking account fees paid to dealer firms by CMS on shareholder accounts established or maintained pursuant to the National Securities Clearing Corporation's networking system, which fees are approved by the Trustees from time to time.

     "Sub-Transfer Agency Fees" means such fees and expenses paid by CMS or its affiliates to third-party dealer firms or transfer agents that maintain omnibus accounts with a Fund as agreed to from time to time by the Fund and CMS.

     "Out-of-Pocket Expenses" also include, but are not limited to, the following items:

          *    Microfiche/microfilm production

          *    Magnetic media tapes and freight

          * Printing costs, including certificates, envelopes, checks and stationery

          * Postage bulk, pre-sort, ZIP+4, barcoding, first class direct pass through to the Trust

          * Telephone and telecommunication costs, including all lease, maintenance and line costs

          *    Proxy solicitations, mailings and tabulations

          *    Daily & Distributions advice mailings

          *    Shipping, Certified and Overnight mail and insurance

          *    Year-end forms and mailings

          *    Duplicating services

          *    Courier services

          * Record retention as required by the Trust, retrieval and destruction costs, including, but not limited to, exit fees charged by third party record keeping vendors

          *    Third party audit reviews

          * Such other miscellaneous expenses reasonably incurred by CMS in performing its duties and responsibilities under this Agreement.

The Funds agree that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with CMS. In addition, the Funds will promptly reimburse CMS for any other unscheduled expenses incurred by CMS whenever the Funds and CMS mutually agree that such expenses are not otherwise properly borne by CMS as part of its duties under the Agreement.


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

                                    EXHIBIT 1

Methodology of Allocating CMS Reimbursable Out-of-Pocket Expenses

CMS Reimbursable Out-of-Pocket Expenses are allocated to the Funds as follows:

A.   Identifiable     Based on actual services performed and invoiced to a Fund.

B.   Unidentifiable   Allocation will be based on three evenly weighted factors.

                      -    number of shareholder accounts

                      -    number of transactions

                      -    average assets

                                   Appendix I

    TRUSTS                                 FUNDS                              CUSTODIAN    TYPE OF FUND
--------------   --------------------------------------------------------   ------------   ------------
Columbia Funds   Corporate Bond Portfolio                                   State Street
Series Trust
                 Mortgage- and Asset-Backed Portfolio                       State Street
                 Columbia Asset Allocation Fund II                          State Street
                 Columbia California Intermediate Municipal Bond Fund       State Street
                 Columbia California Tax-Exempt Reserves                    State Street
                 Columbia Cash Reserves                                     State Street
                 Columbia Connecticut Municipal Reserves                    State Street
                 Columbia Convertible Securities Fund                       State Street
                 Columbia Florida Intermediate Municipal Bond Fund          State Street
                 Columbia Georgia Intermediate Municipal Bond Fund          State Street
                 Columbia Global Value Fund                                 State Street
                 Columbia Government Plus Reserves                          State Street
                 Columbia Government Reserves                               State Street
                 Columbia High Income Fund                                  State Street
                 Columbia Intermediate Core Bond Fund                       State Street
                 Columbia International Value Fund                          State Street
                 Columbia Large Cap Core Fund                               State Street
                 Columbia Large Cap Enhanced Core Fund                      State Street
                 Columbia Large Cap Index Fund                              State Street
                 Columbia Large Cap Value Fund                              State Street
                 Columbia LifeGoal Balanced Growth Portfolio                State Street
                 Columbia LifeGoal Growth Portfolio                         State Street
                 Columbia LifeGoal Income and Growth Portfolio              State Street
                 Columbia LifeGoal Income Portfolio                         State Street
                 Columbia Marsico 21st Century Fund                         State Street
                 Columbia Marsico Focused Equities Fund                     State Street
                 Columbia Marsico Growth Fund                               State Street

                 Columbia Marsico International Opportunities Fund          State Street
                 Columbia Marsico Mid Cap Growth Fund                       State Street
                 Columbia Maryland Intermediate Municipal Bond Fund         State Street
                 Columbia Massachusetts Municipal Reserves                  State Street
                 Columbia Masters Global Equity Portfolio                   State Street
                 Columbia Masters International Equity Portfolio            State Street
                 Columbia Masters Heritage Portfolio                        State Street
                 Columbia Mid Cap Index Fund                                State Street
                 Columbia Mid Cap Value Fund                                State Street
                 Columbia Money Market Reserves                             State Street
                 Columbia Multi-Advisor International Equity Fund           State Street
                 Columbia Municipal Income Fund                             State Street
                 Columbia Municipal Reserves                                State Street
                 Columbia New York Tax-Exempt Reserves                      State Street
                 Columbia North Carolina Intermediate Municipal Bond Fund   State Street
                 Columbia Prime Reserves                                    State Street
                 Columbia Short Term Bond Fund                              State Street
                 Columbia Short Term Municipal Bond Fund                    State Street
                 Columbia Small Cap Growth Fund II                          State Street
                 Columbia Small Cap Index Fund                              State Street
                 Columbia Small Cap Value Fund II                           State Street
                 Columbia South Carolina Intermediate Municipal Bond Fund   State Street
                 Columbia Tax-Exempt Reserves                               State Street
                 Columbia Texas Intermediate Municipal Bond Fund            State Street
                 Columbia Total Return Bond Fund                            State Street
                 Columbia Treasury Reserves                                 State Street
                 Columbia Virginia Intermediate Municipal Bond Fund         State Street

Last Amended: March 6, 2006